Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hertz Group Realty Trust, Inc.

Woodland Hills, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11 (333-232401) of our report dated March 22, 2019, relating to the Financial Statement of Hertz Group Realty Trust, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

October 24, 2019